UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2023

ANTERO MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class on which registered	Trading Symbol(s)	Name of each exchange
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01            Other Events.

As previously disclosed, a subsidiary of Antero Midstream Corporation (together with Antero Midstream Corporation, “Antero”), was involved in a lawsuit with Veolia Water Technologies, Inc. (“Veolia”) in the district court of Denver County, Colorado relating to Antero’s Clearwater Treatment Facility.  On January 3, 2023, the Court found that Antero Midstream’s subsidiary had prevailed on its claims for breach of contract and fraud, and awarded approximately $242 million in damages to Antero, plus pre- and post-judgment interest and reasonable costs and attorneys’ fees.  The Court also found in Antero’s favor on all of Veolia’s affirmative claims.  The Court has yet to enter judgment on its findings, but any such judgment will be subject to appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer, Vice President –Finance and Treasurer

Dated: January 3, 2023

2